                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]


                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                       TRANSACT TECHNOLOGIES INCORPORATED
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2005

     Notice is hereby given that the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of TransAct Technologies Incorporated (the "Company" or "TransAct"), a Delaware corporation, will be held on May 25, 2005 at 10:00 a.m. Eastern Daylight Savings Time, at the Four Points by Sheraton Hotel, 275 Research Parkway, Meriden, CT 06450 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two directors to serve until the 2008 Annual Meeting of Stockholders or until the director's successor has been duly elected and qualified;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2005;

     (3) To approve the 2005 Equity Incentive Plan; and

     (4) To transact such other business as may legally come before the Annual Meeting.

     Stockholders of record at the close of business on March 28, 2005 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed for the Annual Meeting.

                                          By Order of the Board of Directors,

                                          STEVEN A. DEMARTINO
                                          Secretary

Wallingford, Connecticut
May 2, 2005

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                       PROXY STATEMENT FOR ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 25, 2005

     This Proxy Statement is being furnished to the stockholders of TransAct Technologies Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on May 25, 2005, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 2004 Annual Report to Stockholders are first being mailed or given to stockholders on or about May 2, 2005.

                      SOLICITATION AND REVOCATION OF PROXY

     Any stockholder who executes and returns the enclosed proxy has the power to revoke the same anytime prior to its being voted. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of directors and to indicate separate approval or disapproval as to the other matters presented to stockholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of the director named thereon, unless authority to do so is withheld. With respect to the other proposals presented to stockholders by the Board of Directors, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted for the proposal. In addition, the proxy confers discretionary authority to vote on any matter properly presented at the Annual Meeting which is not known to the Company as of the date of this Proxy Statement.

                               VOTING SECURITIES

     Stockholders of record on March 28, 2005 are entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held on March 28, 2005. There were 10,194,808 shares of Common Stock issued and outstanding and entitled to vote at the close of business on March 28, 2005. Shares representing a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum to transact business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company regarding the beneficial ownership of the Company's common stock as of March 28, 2005 by:
(i) each person known by the Company to own beneficially more than 5% of the Company's common stock; (ii) each director or nominee for director of the Company; (iii) each current executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such person's name and the address of the holder is 7 Laser Lane, Wallingford, CT 06492.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                                         OWNED          CLASS
------------------------                                      ------------    ----------
COMMON STOCK
Bart C. Shuldman(1).........................................     373,736         3.46%
Graham Y. Tanaka(2).........................................     335,097         3.11%
Charles A. Dill(3)..........................................     215,006         1.99%
Michael S. Kumpf(4).........................................      93,274            *
Steven A. DeMartino(5)......................................      80,400            *
Thomas R. Schwarz(6)........................................      63,225            *
James B. Stetson(7).........................................      43,000            *
All current directors and executive officers as a group (7
  persons)(8)...............................................   1,203,738        11.16%
Janus Capital Management LLC(9).............................     894,475         8.29%
  151 Detroit Street
  Denver, CO 80206
Arbor Capital Management, LLC(10)...........................     892,500         8.27%
  One Financial Plaza
  120 South Sixth Street, Suite 1000
  Minneapolis, MN 55402
Barclays Global Investors, NA(11)...........................     590,231         5.47%
  45 Fremont Street
  San Francisco, CA 94105

---------------

  *  Less than 1% of the outstanding Common Stock.

 (1) Includes 78,634 owned jointly with Mr. Shuldman's spouse, 1,500 shares owned by his spouse in an individual retirement account, 4,800 shares owned by his minor children and 3,750 shares owned by his mother. Also includes 50,000 unvested shares of restricted stock of the Company and 268,550 shares subject to options exercisable within 60 days of March 28, 2005 granted under the Company's 1996 Stock Plan.

 (2) Includes 41,250 shares subject to options exercisable within 60 days of March 28, 2005 granted under the Company's Non-Employee Directors' Stock Plan and 7,065 shares deemed beneficially owned by Mr. Tanaka for the benefit of his children.

 (3) Includes 56,250 shares subject to options exercisable within 60 days of March 28, 2005 granted under the Non-Employee Directors' Stock Plan. Also includes 85,821 shares with respect to which Mr. Dill is the trustee for the benefit of his parent and 1,500 shares owned by his spouse.

 (4) Includes 21,000 unvested shares of restricted stock of the Company and 45,174 shares subject to options exercisable within 60 days of March 28, 2005 granted under the 1996 Stock Plan.

 (5) Includes 24,000 unvested shares of restricted stock of the Company and 41,400 shares subject to options exercisable within 60 days of March 28, 2005 granted under the 1996 Stock Plan.

 (6) Includes 41,250 shares subject to options exercisable within 60 days of March 28, 2005 granted under the Non-Employee Directors' Stock Plan. Also includes 1,500 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter and 1,500 shares beneficially owned by his daughter, as to which shares he disclaims beneficial ownership, and 3,975 shares owned by his spouse.

 (7) Includes 16,000 unvested shares of restricted stock of the Company and 22,500 shares subject to options exercisable within 60 days of March 28, 2005 granted under the 1996 Stock Plan.

 (8) Includes 111,000 unvested shares of restricted stock of the Company and 517,624 shares subject to options exercisable within 60 days of March 28, 2005 granted under the 1996 Stock Plan and the Non-Employee Directors' Stock Plan.

 (9) Based on information provided in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 14, 2005 by Janus Capital Management LLC ("Janus Capital") and Janus Venture Fund, Janus Capital is an investment adviser and indirect majority owner of two other investment advisers, Enhanced Investment Technologies LLC and Bay Isle Financial LLC, and such entities have sole voting power and sole dispositive power over 894,475 shares of the Company's Common Stock, including 805,350 shares of Common Stock with respect to which Janus Venture Fund, a registered investment company to which Janus Capital provides investment advice, has sole voting power and sole dispositive power.

(10) Based on information provided in a Schedule 13G filed with the SEC on February 4, 2005 by Arbor Capital Management, LLC ("Arbor Capital") and Rick D. Leggott, Arbor Capital is an investment adviser and Mr. Leggott is the CEO of Arbor Capital and beneficially owns a controlling percentage of its outstanding voting securities, and such parties have sole voting power and sole dispositive power over 892,500 shares of the Company's Common Stock.

(11) Based on information provided in a Schedule 13G filed with the SEC on February 14, 2005, Barclays Global Investors, NA ("Barclays Global Investors") and Barclays Global Fund Advisors ("Barclays Global Advisors"), Barclays Global Investors is a bank that has sole voting power over 425,165 shares and dispositive power over 491,921 shares of the Company's Common Stock, and Barclays Global Advisors is an investment advisor that has sole voting power over 92,892 shares and dispositive power over 98,310 shares of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC and the Nasdaq Stock Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required to be filed by those persons, the Company believes that, during the fiscal year ended December 31, 2004, all such reports were timely filed except:
(i) Messrs. Shuldman, Cote, Kumpf, Stetson and DeMartino received grants of restricted stock as of January 2, 2004 which were reported late on Form 4 on February 10, 2004, and (ii) Mr. Kumpf exercised an employee stock option and sold shares of the underlying Common Stock on March 24, 2004 which was reported late on Form 4 on March 30, 2004.

                              CORPORATE GOVERNANCE

     The Company strives to maintain corporate governance practices that benefit the long-term interests of the Company's stockholders by clearly outlining the Company's duties and responsibilities, providing a framework for active and fruitful discussions among the members of the Company's Board of Directors and between the Board and management, and avoiding conflicts of interest and other legal and ethical problems. Accordingly, the Company's corporate governance practices are designed not only to satisfy regulatory requirements, but also to provide for effective management of the Company.

     Information on the Company's corporate governance practices is available to the public under "Corporate Governance" on the Company's website at www.transact-tech.com. The information on the website includes the Company's Corporate Governance Principles, the charters of the Board's Committees, and the Company's Standards of Business Conduct, which includes a code of ethics applicable to the officers responsible for financial reporting, including the Chief Executive Officer, Chief Financial Officer and Controller.

     The remainder of this section of the Proxy Statement summarizes the key features of the Company's corporate governance practices:

BOARD SIZE

     The Corporate Governance Principles provide that the Board should generally have between five and ten members. In establishing the appropriate number of directors, the Board and the Compensation and Corporate Governance Committee consider (i) resignations and retirements from the current Board, (ii) the availability of appropriate, qualified candidates, and (iii) the goal of assuring that the Board is small enough to facilitate active discussions and decision-making while, at the same time, is large enough to provide an appropriate mix of continuity, experience, skills and diversity so that the Board and its Committees can effectively perform their responsibilities.

     The Board's Nominating Committee is considering whether or not at this time an additional Board member is appropriate.

CRITERIA FOR MEMBERSHIP ON THE BOARD

     The Board and its Nominating Committee consider a number of different factors in selecting nominees for director. Some of these factors, such as integrity, are applied uniformly to all prospective candidates. Others, such as specific industry experience, may be adopted on a case by case basis by the Board and the Nominating Committee based on the Company's business needs at the time a nomination is under consideration. The Nominating Committee and the Board of Directors apply the same criteria to each candidate for a particular position on the Board, regardless of whether the candidate is proposed by a stockholder or some other source. Specific criteria considered by the Nominating Committee and the Board include:

     Independence. The Board of Directors, in its Corporate Governance Principles and Committee charters, has established a policy that a substantial majority of the directors be "independent" members of the Board. The Nominating Committee and the Board consider the independence of each prospective director before election and further consider the independence of all continuing directors on at least an annual basis. The Board has determined that all the directors, except for Mr. Shuldman, who is the Company's Chief Executive Officer, are independent in accordance with the Company's criteria. The Board applies the following criteria in determining independence, which criteria are derived from Nasdaq's listing standards as well as certain additional requirements that are imposed on certain Committee members under the rules and regulations of the Securities and Exchange Commission and the Internal Revenue
Service:

     - Independent Judgment. The director must not have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that might have an impact on the director's judgment.

     - Employment. The director must not have been an employee of the Company at any time during the past three years. In addition, a member of the director's immediate family (including the director's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in the director's home) must not have been an executive officer of the Company during the past three years.

     - Other Payments. Neither the director nor a member of his or her immediate family member may have received payments of more than $60,000 per year from the Company during the current or any of the past three years, except for director fees, payments arising solely from investments in the Company's securities, benefits under certain Company plans and non-discretionary compensation, certain permitted loans and compensation paid to a family member who is not an executive officer of the Company.

     - Auditor Affiliation. Neither the director nor a member of his or her immediate family may be a current partner of the Company's independent auditors or have been a partner or employee of the Company's independent auditors who worked on the Company's audit at any time during the past three years.

     - Interlocking Directorships. Neither the director nor any member of his or her immediately family may be employed as an executive officer by another entity where, at any time during the past three years, any of the Company's executive officers served on the compensation committee.

     - Transactions. Neither the director nor any member of his or her immediately family may be a partner in, or a controlling stockholder or executive officer of, any organization that, during the current or any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $200,000 or 5% of the recipient's annual consolidated gross revenues for such year (excluding payments arising solely from investments in the Company's securities or paid under a non-discretionary charitable matching program).

     - Additional Standards for Audit Committee Members. Any director who serves on the Board's Audit Committee may not, directly or indirectly, have received any consulting, advisory or other compensatory fee from the Company (other than certain retirement benefits and deferred compensation) or be an affiliate of the Company (except as a director, but including by way of stock ownership). In addition, no such director may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

     Overall Board Composition. The Board of Directors believes it is important to consider the professional skills and background, experience in relevant industries, age and diversity of its directors in light of the Company's current and future business needs.

     Personal Qualities. Each director must possess certain personal qualities, including integrity, judgment and business acumen. In addition, each director must be no older than 75 years of age at the time of nomination or renomination.

     Commitments. Each director must have the time and ability to make a constructive contribution to the Board. While the Board does not believe it is appropriate to establish a single standard regarding the number of other boards on which a director may sit, this is a factor that may be considered in reviewing a candidate's suitability.

     Additional Criteria for Incumbent Directors. During their terms, all incumbent directors on the Company's Board are expected to have regular attendance at Board and Committee meetings; to stay informed about the Company and its business; to participate in discussions of the Board and its Committees; to take an interest in the Company's business and provide advice and counsel to the Company's Chief Executive Officer; and to comply with the Company's Corporate Governance Principles and other applicable policies.

     Regulatory Requirements. The Board must have directors who meet the criteria established from time to time by The Nasdaq Stock Market, the Securities and Exchange Commission, the Internal Revenue Service and other applicable regulatory entities for service on the Board and its Committees.

DIRECTOR NOMINATION PROCESS

     Under its charter, the Nominating Committee is responsible for identifying, reviewing and recommending individuals to the Board for nomination or election as directors. This typically involves the following steps:

     - Specific Criteria. The Nominating Committee and the Board review the overall composition of the Board in light of the Company's current and expected business needs and, as a result of such assessments, may establish specific qualifications that the Committee will seek in Board candidates.

     - Identifying New Candidates. The Committee may seek to identify new candidates for the Board (i) who possess the desired qualifications, and
       (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Committee may seek advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist it in these efforts.

     - Reviewing New Candidates. The Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates' qualifications and conducting an appropriate background investigation. The Committee may also select certain candidates to be interviewed by one or more Committee members.

     - Reviewing Incumbent Candidates. On an annual basis, the Committee also reviews incumbent candidates for renomination to the Board. This review involves an analysis of the criteria described above that apply to incumbent directors.

     - Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for approval to the stockholders at the Annual Meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Committee may, in accordance with the Corporate Governance Principles, recommend that the Board elect new members of the Board who will serve until the next annual stockholders meeting. At the time of making any recommendation to the Board, the Committee reports on the criteria that were applied in making the recommendation and its findings concerning each candidate's qualifications.

     - Stockholder Nominations Submitted to the Committee. Stockholders may also submit names of director candidates, including their own, to the Nominating Committee for its consideration. The process for stockholders to use in submitting suggestions to the Nominating Committee is set forth below at "Procedures for Submitting Director Nominations and Recommendations."

BOARD MEETINGS AND EXECUTIVE SESSIONS

     The Board of Directors not only holds regular quarterly meetings, but also holds at least one special-purpose meeting each year to review the Company's strategy, to approve its annual business plan and annual budget, and to act on matters relating to the Company's Annual Meeting and filings with the Securities and Exchange Commission.

     Non-employee directors meet by themselves in executive sessions, without management or employee directors present, at every regularly scheduled Board meeting. In addition, the non-employee directors and independent directors may convene additional executive sessions at any time.

     These executive sessions are led by the Chair of the committee that is responsible for the subject matter at issue (e.g., the Audit Committee Chair would lead a discussion of audit-related matters). When it is not clear which committee has specific responsibility for the subject matter, the Chair of the Compensation and Corporate Governance Committee presides.

COMMITTEES OF THE BOARD

     The Board has four standing committees: the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

     Each Committee is composed entirely of independent directors and operates under a written charter. The Chair of each Committee is selected by the Board. Each Committee, except the Executive Committee, holds regular executive sessions at which only Committee members are present. Each Committee is authorized to retain its own outside counsel and other advisors as it desires.

     Charters for the Audit Committee, the Compensation and Corporate Governance Committee, and the Nominating Committee are available on the Company's website, www.transact-tech.com, but a brief summary of the committees' responsibilities follows:

     Audit Committee. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the quality and integrity of the Company's financial statements and accounting practices, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's independent registered public accounting firm and internal audit function.

     Nominating Committee. The Nominating Committee is responsible for assisting the Board in carrying out its responsibilities relating to the composition of the Board, including identifying, reviewing and recommending candidates to the Board for nomination or election as directors.

     Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee is responsible for assisting the Board in carrying out its responsibilities relating to executive compensation, the Company's corporate governance practices, CEO performance review and succession planning, director compensation, Board and Committee performance evaluation and stockholder communication matters.

     Executive Committee. The Executive Committee meets between scheduled meetings of the Board of Directors and has the power and authority of the Board, except as limited by the Company's By-Laws.

BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

     The Board of Directors conducts periodic evaluations of its composition, responsibilities, structure, processes and effectiveness. Each Committee of the Board conducts a similar evaluation with respect to such Committee. These evaluations are conducted under the auspices of the Compensation and Corporate Governance Committee.

STANDARDS OF BUSINESS CONDUCT

     In order to help assure the highest levels of business ethics at the Company, the Board of Directors has adopted the Company's Standards of Business Conduct, which apply to the Company's directors, officers and employees. The Standards of Business Conduct provide an overview of the Company's policies pertaining to employee conduct in the workplace, regulatory compliance and investigations; the Company's relationships with its customers, vendors, competitors and the public; insider trading; conflicts of interest; lobbying; political activities and contributions; accuracy of books, records and financial statements; confidentiality; and the protection of all who come forward to report suspected violations of the Standards. In addition, with respect to the Company's officers who are responsible for financial reporting, including the Chief Executive Officer, Chief Financial Officer and Controller, the Standards of Business Code are designed to act as a code of ethics that are designed to promote honest and ethical conduct and mandate that these officers avoid conflicts of interest and disclose any relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company's assets and resources, comply with all applicable governmental rules and regulations and promptly report any possible violation of the Standards. In addition, the Standards require that these individuals promote full, fair, understandable and accurate disclosure in the Company's publicly filed reports and other public communications and sets forth standards for accounting practices and records. Individuals to whom the Standards of Business Conduct apply are held accountable for their adherence to it. Failure to observe the terms of the Standards of Business Conduct can result in disciplinary action (including termination of employment).

                            1. ELECTION OF DIRECTORS

     The Board of Directors currently consists of four directors and is divided into three classes. Each class of directors are elected by the holders of the Company's Common Stock to serve staggered three-year terms.

     At the Annual Meeting, two people are to be elected to hold office as a director until the 2008 Annual Meeting of Stockholders or until successor is duly elected and qualified. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the election of the nominees named below. Should either nominee become unavailable, which is not anticipated, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the Board of Directors, or in the absence of such designation, in such other manner as the Board may in their discretion determine. Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve.

DIRECTOR INDEPENDENCE AND QUALIFICATIONS

     The Board of Directors has determined that all of the directors or nominees, except for Mr. Shuldman, are "independent" within the criteria established under the Company's Corporate Governance Principles. See "Corporate Governance -- Criteria for Membership on the Board." In addition, the Board has determined that each member of the Audit Committee is financially literate and each director or nominee possesses the high level of skill, experience, reputation and commitment that is mandated by the Board.

INFORMATION CONCERNING NOMINEE FOR RE-ELECTION AS DIRECTOR WHOSE TERM WILL EXPIRE AT THE 2008 ANNUAL MEETING

     Thomas R. Schwarz, 68, has been a director of the Company since its formation in June 1996 and Chairman of the Board from June 1996 to February 2001. Mr. Schwarz was Chairman and Chief Executive Officer of Grossman's Inc., a retailer of building materials, from 1990 until his retirement in 1994. From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company. Mr. Schwarz is a director of Tanaka Growth Fund.

     Bart C. Shuldman, 48, has been Chief Executive Officer, President and a director of the Company since its formation in June 1996 and Chairman of the Board since January 2001. Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec, and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996.

                                 VOTE REQUIRED

     The election of Thomas R. Schwarz and Bart C. Shuldman, respectively, as directors of the Company requires affirmative votes of the holders of a plurality of the votes of the Company's Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes will have no effect on the election of directors, but will be included in determining the presence of a quorum at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THOMAS R. SCHWARZ AND BART C. SHULDMAN AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING DIRECTOR WHOSE TERM WILL EXPIRE AT THE 2006 ANNUAL
MEETING

     Charles A. Dill, 65, has been a director of the Company since its formation in June 1996. From 2004 to the present, Mr. Dill has served as a General Partner of Two Rivers Advisors, a private equity investment firm. Mr. Dill has been a General Partner of Gateway Associates, a venture capital firm, since 1996. Mr. Dill currently serves as a director of Zoltek Companies, Inc. and Stifel Financial Corp., as well as several other privately held companies.

INFORMATION CONCERNING DIRECTOR WHOSE TERM WILL EXPIRE AT THE 2007 ANNUAL
MEETING

     Graham Y. Tanaka, 57, has been a director of the Company since its formation in June 1996. Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986. From 1989 until 1996, Mr. Tanaka was a limited partner of McFarland Dewey & Co., a financial advisor to the Company. He is a director of Tanaka Funds, Inc. and Tanaka Capital Management, Inc.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2004, the Board of Directors held four meetings. Each director attended all of the meetings of the Board of Directors and of the Committees of the Board of Directors on which such director served.

     The standing committees of the Board of Directors are the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

     The Audit Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Dill serving as Chair. As discussed above under "Corporate Governance -- Criteria for

Membership on the Board", the Board has determined that each member of the Audit Committee is an independent director and meets the financial literacy requirements of The Nasdaq Stock Market to serve on the Committee. In addition, the Board has determined that Mr. Dill is an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter, which was revised in March 2004 and is posted on the Company's website. The Audit Committee met four times during 2004.

     The Compensation and Corporate Governance Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Schwarz serving as Chair. The Compensation and Corporate Governance Committee operates under a written charter, which was adopted in March 2004 and is posted on the Company's website. See "Corporate Governance -- Recent Developments." The Compensation and Corporate Governance Committee met three times during 2004.

     The Nominating Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Tanaka serving as Chair. The Nominating Committee operates under a written charter, which was adopted in March 2004 and is posted on the Company's website. See "Corporate Governance -- Recent Developments." The Nominating Committee met once during 2004.

     The Executive Committee is comprised of Messrs. Charles A. Dill, Thomas R. Schwarz and Graham Y. Tanaka. The Executive Committee did not meet during 2004.

AUDIT COMMITTEE REPORT

     Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the internal control over financial reporting and quality and integrity of the Company's financial statements and accounting practices, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's independent registered public accounting firm and internal audit function.

     Although the Audit Committee oversees the Company's financial reporting process for the Board of Directors consistent with the Audit Committee charter, management is responsible for the Company's system of internal controls and the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing independent audits of the Company's consolidated financial statements and for issuing reports about those financial statements. The Audit Committee meets with the independent registered public accounting firm, the Chief Executive Officer and the senior management of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's system of internal accounting controls over financial reporting, the financial statements contained in the Company's Annual Report to Stockholders and other related matters. In addition, the Audit Committee reviews the Company's quarterly financial statements and discusses them with both the senior management of the Company and the independent registered public accounting firm prior to including such interim financial statements in the Company's quarterly reports on Form 10-Q. Separate meetings are held with the independent registered public accounting firm and management. Substantial attention at Audit Committee meetings throughout 2004 was devoted to progress updates and presentations by management and the independent registered public accounting firm relative to the Company's Sarbanes-Oxley Section 404 Internal Control Certification Program. Management's Report on Internal Control, together with the independent registered public accounting firm's accompanying report, has been reviewed by the Committee and is contained in the Company's 2004 Annual Report on Form 10-K.

     In connection with its duties, the Audit Committee has taken the following actions:

     - It has reviewed and discussed the audited financial statements, as well as management's assessment of the effectiveness of the Company's internal controls over financial reporting, with management and the independent registered public accounting firm.

     - It has discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended by Statement on Auditing Standards No. 90.

     - It has received from the independent registered public accounting firm the written disclosures describing any relationships between the independent auditors and the Company and the letter confirming their independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors matters relating to their independence.

     - Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

                                          AUDIT COMMITTEE

                                          Charles A. Dill, Chairman
                                          Thomas R. Schwarz
                                          Graham Y. Tanaka

COMPENSATION OF DIRECTORS

     During the year ended December 31, 2004, each outside director of the Company received as compensation for services rendered: (i) a retainer of $2,000 for each fiscal quarter served as director, (ii) $750 for each Board of Directors meeting attended, (iii) $300 for each Board of Directors committee meeting attended, (iv) $250 for each telephonic Board of Directors meeting, and
(v) $100 for each telephonic committee meeting. Chairs of committees received $600 for each committee meeting attended and $200 for each telephonic meeting. Directors are reimbursed for expenses incurred in attending meetings.

     Pursuant to the terms of the Company's Non-Employee Directors' Stock Plan (the "Directors' Plan"), each non-employee director receives a non-qualified option to purchase 7,500 shares of common stock upon his or her initial election to the Board of Directors. Thereafter, each director who is not an employee of the Company receives an annual grant of a non-qualified option to purchase 11,250 shares of common stock. Each option is granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expires ten years from the date of grant, and becomes exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control, stock options awarded under the Directors' Plan not previously exercisable shall become fully exercisable.

     On March 25, 2005, the Compensation Committee approved a revised compensation structure for outside directors. Beginning in April 2005, cash compensation for non-employee directors will include the following: (i) a quarterly retainer of $2,500 for each fiscal quarter served as a director, (ii) 1,000 for each Board of Directors meeting attended, (iii) $500 for each Board of Directors committee meeting attended, (iv) $500 for each telephonic Board of Directors meeting, and (v) $250 for each telephonic committee meeting. Chairs of committees will receive $750 for each committee meeting attended and $250 for each telephonic meeting.

     In addition, subject to stockholder approval, the Compensation Committee approved changes to equity compensation for non-employee directors. Under the new approach, annual grants to each director of 11,250 non-qualified stock options will be replaced by annual grants to each director of 5,000 shares of restricted stock. The restricted stock will vest at the rate of 20% per year beginning on the first anniversary of the date of grant.

                             EXECUTIVE COMPENSATION

     The following tables set forth information concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers") in 2004:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                       -----------------------
                                                                               AWARDS
                                                                       -----------------------      ALL
                                                ANNUAL COMPENSATION    RESTRICTED   SECURITIES     OTHER
                                                --------------------     STOCK      UNDERLYING    COMPEN-
                                       FISCAL   SALARY(1)     BONUS    AWARDS(3)    OPTIONS(4)   SATION(5)
NAME AND PRINCIPAL POSITIONS            YEAR       ($)         ($)        ($)          (#)          ($)
----------------------------           ------   ----------   -------   ----------   ----------   ---------
Bart C. Shuldman.....................   2004     390,000     52,650     612,500           --      29,305
  Chairman, President and               2003     390,000     73,125          --           --      56,413
  Chief Executive Officer               2002     375,000     25,000          --      168,750       9,003

Steven A. DeMartino(6)...............   2004     166,759     24,239     220,240           --      18,521
  Executive Vice President,             2003     145,600     16,380          --           --      29,764
  Chief Financial Officer,              2002     140,000      5,000          --       57,000       5,060
  Treasurer and Secretary

Michael S. Kumpf.....................   2004     162,565     20,686     122,500           --      20,132
  Executive Vice President,             2003     158,600     20,816          --           --      17,045
  Engineering                           2002     152,555      6,000          --       36,750       7,838

James B. Stetson(7)..................   2004     179,067     27,569     122,500(2)        --      21,587
  Senior Vice President and             2003     174,720     58,633          --           --      22,094
  Business Manager, TransAct            2002     168,000     31,118          --       37,500       8,030
  Services Group

Richard L. Cote(8)...................   2004     157,379     22,925      12,250           --      25,293
  Vice President, Special Projects      2003     206,000     30,900          --           --      26,124
                                        2002     198,000      7,500          --       97,500      10,785

---------------

(1) None of the Named Executive Officers received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during any fiscal year.

(2) A portion of the bonuses paid to Mr. Stetson represents commissions on sales by the Company.

(3) All restricted stock awards were granted under the Company's 1996 Stock Plan. The value of the restricted stock awards is based on the closing market price of the Company's common stock on the date of grant. At the end of fiscal year 2004, the number of shares of common stock which remain subject to restricted awards and the value of such shares, based on the closing price of the Company's common stock of $21.36 on such date, were as follows: Mr. Shuldman: 37,500 shares and $801,000; Mr. DeMartino: 10,500 shares and $224,280; Mr. Kumpf: 7,500 shares and $160,200; Mr. Stetson:
    9,000 shares and $192,240; and Mr. Cote: 750 shares and $16,020. The grants of shares of restricted stock in 2004 (i) to Mr. Shuldman, Mr. DeMartino, Mr. Kumpf and Mr. Stetson vest in five equal installments beginning on the first anniversary of the date of grant; and (ii) to Mr. Cote vest on the first anniversary of the date of grant. Currently, no dividends may be paid on shares of the Company's common stock.

(4) All options were granted under the Company's 1996 Stock Plan.

(5) For all the Named Executive Officers, these amounts consist of automobile allowances, Company contributions under the Company's 401(k) Plan, and other benefits such as life and disability insurance. Also, for 2003, includes a one-time payment of accrued vacation as of December 31, 2002.

(6) Mr. DeMartino was appointed Senior Vice President, Finance and Information Technology in October 2001, and replaced Richard L. Cote as Executive Vice President, Chief Financial Officer, Treasurer and Secretary in June 2004.

(7) Mr. Stetson was appointed Executive Vice President, Sales and Marketing in November 2001 and Senior Vice President and Business Manager, TransAct Services Group in October 2004.

(8) Mr. Cote stepped down as Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director in June 2004 and was appointed Vice President, Special Projects. Mr. Cote retired from the Company on January 2, 2005.

            AGGREGATED OPTION EXERCISES IN 2004 AND FISCAL YEAR-END
                                 OPTION VALUES

                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY
                             SHARES                           OPTIONS AT                   OPTIONS AT
                           ACQUIRED ON      VALUE           FISCAL YEAR-END              FISCAL YEAR-END
                            EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                           (#)           ($)                  (#)                          ($)
----                       -----------    ---------    -------------------------    -------------------------
Bart C. Shuldman.........     36,400        641,371         215,863/84,187             3,687,396/1,495,830
Steven A. DeMartino......      4,500         85,125          26,550/15,450               467,208/272,237
Michael S. Kumpf.........     10,601        201,666          36,811/11,913               597,994/211,991
James B. Stetson.........      6,750        109,242          12,000/20,250               215,820/353,540
Richard L. Cote..........    161,501      3,277,362           6,875/34,875               107,892/617,242

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the terms of an Employment Agreement dated July 31, 1996 between Bart
C. Shuldman and the Company, Mr. Shuldman serves as President and Chief Executive Officer at the pleasure of the Board of Directors. If Mr. Shuldman's employment is terminated other than for Cause (as such term is defined in the employment agreement), Mr. Shuldman shall be entitled to continue to receive:
(i) his annual base salary and all other benefits for two years from the date of termination and (ii) a pro rata portion of his annual target bonus amount for the year of termination. If Mr. Shuldman's employment is terminated other than for Cause, or if Mr. Shuldman resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Shuldman shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of three years from the date of termination. In addition, the Company shall cause the immediate vesting of all restricted stock and stock options granted to Mr. Shuldman under the 1996 Stock Plan.

     Under the terms of a Severance Agreement with Steven A. DeMartino dated June 1, 2004, if the employment of Mr. DeMartino is terminated other than for Cause (as such term is defined in the severance agreement), Mr. DeMartino shall be entitled to continue to receive, for one year following the date of termination, his annual base salary, a pro rata portion of his annual target bonus for the year of termination and all benefits which would otherwise have been payable to him. If the employment of Mr. DeMartino is terminated other than for Cause, or if he resigns for specified reasons, within one year of a change-in-control of the Company, Mr. DeMartino shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of two years from the date of termination. In addition, the Company shall cause the immediate vesting of all restricted stock and stock options granted to Mr. DeMartino under the 1996 Stock Plan.

     Under the terms of Severance Agreements between the Company and James B. Stetson and Michael S. Kumpf dated January 24, 2001 and September 4, 1996, respectively, if the employment of Mr. Stetson or Mr. Kumpf is terminated other than for Cause (as such term is defined in the respective severance agreement), each executive shall be entitled to continue to receive, for six months following the date of termination, the annual base salary, a pro rata portion of the annual target bonus for the year of termination and all benefits which would otherwise have been payable to each of them. If the employment of Mr. Stetson or Mr. Kumpf is terminated other than for cause, or if they resign for specified reasons, within one year of a change-in-control of the Company, each shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of one year from the date of termination. In addition, the Company shall cause the immediate vesting of all restricted stock and stock options granted under the 1996 Stock Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is comprised of independent directors of the Company, is responsible for administering the Company's executive compensation policies. In connection with such responsibilities, the Compensation Committee establishes the general compensation policies for the Company, approves the hiring and termination of all executive officers and any staff reporting directly to the Chief Executive Officer of the Company and approves the compensation plans and specific compensation levels for all executive officers and any staff reporting directly to the Chief Executive Officer of the Company. The Compensation Committee also approves the issuance of all awards to employees of the Company and its subsidiaries under the Company's 1996 Stock Plan and 2001 Employee Stock Plan.

  Compensation Policies and Goals

     The primary goals of the Company's compensation policies are to attract, retain, motivate and reward management of the Company and its operating units, while, at the same time, aligning their interests closely with those of the Company and its stockholders. The Company seeks to attract and retain management by offering a competitive total compensation package. To align the interests of management more closely with those of the Company as a whole and reward individual initiative and effort, the Company seeks to promote performance-based compensation where contribution to the Company as a whole is rewarded. Through the use of performance-based plans that reward attainment of operating unit or Company goals, the Company seeks to foster an attitude of teamwork. The Company also believes that the use of equity ownership is an important tool to ensure that the efforts of management are consistent with the objectives of its stockholders and seeks to promote increased ownership of the Company by management through the use of stock awards.

     The Compensation Committee has tried to achieve the above goals utilizing publicly available information regarding competitive compensation. The Compensation Committee may utilize an independent consultant to ensure that compensation for the Company's management is competitive, meets the above-stated objectives and is consistent for all members of management of the Company and its operating units.

  Compensation Components

     At present, the compensation of the executive officers of the Company consists of a combination of salary, cash bonuses, stock options, restricted stock and participation in the Company's 401(k) Plan, as well as the provision of medical and other personal benefits typically offered to corporate executives. The executive officers of the Company are parties to agreements which provide for severance payments under certain circumstances. These agreements for the Named Executive Officers are described above under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

     Salaries: The Compensation Committee targets the Chief Executive Officer's salary at the mean of that for the Company's peer group and seeks to provide a total compensation package competitive with those of others in the industry.

     Cash Bonuses: The Company generally maintains an incentive compensation plan for all salaried employees of the Company and its operating units, including key executives, which provides for the payment of cash bonuses. Under the plan, the Board of Directors fixes an incentive target, as well as individual goals and objectives, for each employee at the beginning of the year and bonuses are paid shortly after the end of the year. During fiscal 2004, the Company achieved earnings per share performance that entitled the Named Executive Officers to receive certain bonuses with respect to such year.

     Stock Awards: Under the Company's 1996 Stock Plan and 2001 Employee Stock Plan, stock options and restricted stock are granted by the Compensation Committee. All salaried employees are granted an initial award of stock options or restricted stock on their date of hiring for a fixed number of shares depending on their level, which vests over three to four years. In each year following the initial award, eligible employees may be granted an annual award in varying amounts depending on their level and individual performance.

     Other Benefit Plans: Executive officers of the Company may participate in the Company's nondiscriminatory 401(k) Plan.

  Chief Executive Officer Compensation

     The Compensation Committee also makes decisions regarding the compensation of the Chief Executive Officer using the philosophy and criteria set forth above. Each year, the Company approves the adjustment of salary ranges for the Chief Executive Officer based on studying the compensation paid to CEOs at peer group companies. Mr. Shuldman's annual base salary for 2004 was $390,000.

     Mr. Shuldman's annual incentive award, shown in the fourth column of the Summary Compensation Table, was based upon a policy of rewarding performance, for example increasing of the Company's earnings per share, and on the degree of achievement of the corporate and individual goals and objectives. The 25,000 shares of restricted stock granted Mr. Shuldman reflect this policy.

                                          COMPENSATION COMMITTEE

                                          Thomas R. Schwarz, Chairman
                                          Charles A. Dill
                                          Graham Y. Tanaka

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock from December 31, 1999 through December 31, 2004, with the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and the Nasdaq Computer Manufacturer Stocks Index. The graph assumes that $100 was invested on December 31, 1999 in each of the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and the Nasdaq Computer Manufacturer Stocks Index, and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                TRANSACT TECHNOLOGIES INCORPORATED COMMON STOCK,
        THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (U.S.),
               AND THE NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

[PERFORMANCE LINE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     12/31/99     12/31/00     12/31/01     12/31/02     12/31/03     12/31/04
----------------------------------------------------------------------------------------------------------------
 TransAct Technologies
   Incorporated Common Stock         $100.00       $69.42       $72.72       $62.67      $321.96      $423.64
 CRSP Total Return Index for the
   Nasdaq Stock Market (U.S.)        $100.00       $60.31       $69.85       $33.07      $ 71.46      $ 53.81
 Nasdaq Computer Manufacturer
   Stocks Index                      $100.00       $57.01       $39.28       $26.03      $ 36.20      $ 47.34

         2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005

     The Audit Committee has selected PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the financial statements of the Company for the 2005 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

               POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED
              BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the Securities and Exchange Commission's rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company. In addition, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm's familiarity with the Company's business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company's ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

     The Audit Committee may delegate to one of its members the authority to address certain requests for pre-approval of services between meetings of the Committee, and such Committee member is required to report his or her pre-approval decisions to the Committee at its next regular meeting. The Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit Committee monitors compliance by management with the pre-approval policy by requiring management, pursuant to the Policy, to report to the Audit and Finance Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm.

       INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S SERVICES AND FEES

     The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed PricewaterhouseCoopers LLP to perform audit and other services for the Company. In addition, the Committee has procedures in place, described above, for the pre-approval by the Committee of all services provided by PricewaterhouseCoopers LLP.

     The aggregate fees billed by PricewaterhouseCoopers LLP to the Company for the years ended December 31, 2004 and 2003 are as follows:

                                                                2004       2003
                                                              --------   --------
Audit Fees(1)...............................................  $605,700   $144,700
Audit-Related Fees(2).......................................    69,315     13,500
Tax Fees(3).................................................    41,400     53,725
All Other Fees(4)...........................................     1,500          0
                                                              --------   --------
Total Fees for Services Provided............................  $717,915   $211,925
                                                              ========   ========

---------------

(1) Audit Fees consist of fees related to: (i) the annual audit of the Company's financial statements, (ii) the audit of management's assessment of the effectiveness of internal control over financial reporting in 2004 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), (iii) reviews of the Company's quarterly financial statements, (iv) statutory audits for the Company's UK subsidiary, and (v) the review of registration statements, periodic reports and other reports filed with the SEC.

(2) Audit-Related Fees consist of fees incurred for the audit of the Company's 401(k) Plan, consultation with management regarding accounting and reporting matters, and due diligence related to the proposed acquisition of TPG, Inc.

(3) Tax Fees include fees incurred for the preparation of domestic and foreign tax returns, as well as tax planning and advice.

(4) All Other Fees include software license fees for the use of a web-based accounting research tool.

     The Audit Committee has considered whether the provision of the above services other than Audit Fees is compatible with maintaining the auditors' independence and has determined that, in its opinion, they are compatible.

                                 VOTE REQUIRED

     The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005 requires the affirmative vote of a majority of the votes of the Common Stock present in person or represented by proxy and entitled to vote. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the ratification of PricewaterhouseCoopers LLP. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote. In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

               3. RATIFICATION OF THE 2005 EQUITY INCENTIVE PLAN

     On March 25, 2005, the Board of Directors unanimously voted to adopt the 2005 Equity Incentive Plan (the "Plan") and to recommend approval of the Plan by stockholders. The following is a summary of the material features of the Plan. It may not contain all of the information important to you. We urge you to read the entire Plan, a copy of which appears as Annex A to this Proxy Statement.

                            DESCRIPTION OF THE PLAN

     The purpose of the Plan is to advance the interests of the Company by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below. The Plan will become effective on the date of its approval by the stockholders. A maximum of 600,000 shares of common stock may be delivered in satisfaction of awards made under the Plan. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights, or "SARs", granted to any person in any calendar year will each be 500,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 500,000 shares. The maximum amount payable to any person in any year in the case of an award denominated in cash will be $750,000. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

     The maximum number of shares that may be issued under the Plan represents approximately 5.9% percent of the total number of shares of the Company's common stock outstanding on Mach 28, 2005, excluding treasury shares.

     On March 28, 2005, approximately 315,000 shares remained issuable in connection with outstanding awards under prior TransAct plans. The total number of shares issuable under prior TransAct plans, added together with shares issuable under the proposed Plan, represent approximately 9.0% percent of Company's outstanding shares on March 28, 2005. However, the Company has determined that upon approval by the stockholders of the Plan, no new awards will be made under prior TransAct plans.

     No awards may be made after March 24, 2015.

     Administration. The Compensation and Corporate Governance Committee will administer the Plan. The term "Administrator" is used in this proxy statement to refer to the person (the Committee and its delegates) charged with administering the Plan. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan are conclusive and bind all parties. Awards may be in the form of options, SARs, restricted or unrestricted stock, stock units (including restricted stock units), performance awards and cash awards.

     Eligibility. Participation is limited to those key employees and directors, as well as consultants and advisors, who in the Administrator's opinion are in a position to make a significant contribution to the success of the Company and its affiliated corporations and who are selected by the Administrator to receive an award. The group of persons from which the Administrator will select participants consists of approximately 100 individuals.

     Stock Options. The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price. Two types of stock options may be granted under the Plan: incentive stock options, or "ISOs", which are subject to special tax treatment as described below, and nonstatutory options, or "NSOs". Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of a stock option cannot be less than the fair market value of the common stock subject to the stock option at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. The Administrator determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options. The closing price of the Company common stock as reported on the NASDAQ National Market on April 21, 2005 was $9.41 per share.

     Stock Appreciation Rights. The Administrator may grant SARs under the Plan. An SAR entitles the holder upon exercise to receive an amount, payable in shares of common stock, equal to the excess of the fair market value of the shares of common stock subject to the SAR over the fair market value of such shares at the date of grant.

     Stock Awards; Stock Units. The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends. Other awards under the Plan may also be settled with restricted stock. The Plan also provides for awards of stock units, which are unfunded and unsecured promises to deliver common stock or cash (measured by the value of common stock) in the future. Stock units may be restricted, meaning that the delivery of common stock or cash with respect to the stock unit is subject to the satisfaction of specified performance or other vesting conditions.

     Performance Awards. The Administrator may also make awards subject to the satisfaction of specified performance criteria. Performance awards may consist of common stock or cash or a combination of the two. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance in accordance with
Section 162(m) that are based on any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.

     General Provisions Applicable to All Awards. Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the Plan may consist of either authorized but unissued shares or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

     Change in Control; Other Mergers and Similar Transactions. In the event of a change in control of the Company, the following rules will apply:

     - Each award requiring exercise will become fully exercisable, the restrictions on each outstanding share of stock will lapse, and the delivery of shares of stock deliverable under each outstanding award of stock units (including restricted stock units and performance awards to the extent consisting of stock units) will be accelerated and such shares will be delivered, prior to the transaction, in each case on a basis that gives the holder of the award a reasonable opportunity, as determined by the Administrator, following exercise of the award or the delivery of the shares, as the case may be, to participate as a stockholder in the transaction; and

     - With limited exceptions, each award requiring exercise or providing for the future delivery of stock (unless previously exercised, surrendered, paid or otherwise terminated) will terminate upon consummation of the transaction, unless the acquiring company or an affiliate assumes the awards.

     If a merger or similar transaction were to occur involving the Company that did not constitute a change in control of the Company (for example, because pre-transaction TransAct stockholders continued to own beneficially more than 50% of the stock of the surviving company), or in the case of a dissolution or liquidation of the Company, with limited exceptions outstanding awards would terminate in the transaction but would first vest, be paid out or become exercisable unless a substitution or assumption of awards had been arranged. However, the Administrator could impose restrictions on any cash or other property delivered with respect to the affected awards to reflect any performance or other vesting conditions to which the awards were subject.

     For purposes of the foregoing, a "change in control" of the Company will be deemed to occur in the following circumstances: Any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company's assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power" means ordinary voting power for the election of directors of the Company.

     Amendment. The Administrator may at any time or times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of awards.

     The Administrator may not, however, alter the terms of an award so as to affect adversely the participant's rights under the award without the participant's consent, unless the Administrator expressly reserved the right to do so at the time of the award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

                               NEW PLAN BENEFITS

     The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of December 31, 2004.

                                               (A)                     (B)                       (C)
                                                                                        NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                     NUMBER OF SECURITIES TO     WEIGHTED AVERAGE       FUTURE ISSUANCE UNDER
                                     BE ISSUED UPON EXERCISE    EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                     OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS     WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                        -----------------------   --------------------   -------------------------
Equity compensation plans approved
  by security holders:
  1996 Stock Plan..................          588,899                  $3.75                    208,649
  1996 Non-Employee Director
  Plan.............................          206,250                   9.99                    112,500
  2000 Employee Stock Purchase
  Plan.............................               --                     --                     39,733
                                             -------                  -----                    -------
Total..............................          795,149                  $5.37                    360,882
                                             =======                  =====                    =======
Equity compensation plans not
  approved by security holders:
  2001 Employee Stock Plan.........           98,015                   5.94                     41,859
                                             =======                  =====                    =======

               FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN AWARDS

     The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

     ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Stock Options Other Than ISOs. In general, in the case of a stock option other than an ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a non-ISO for federal income tax purposes. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an option other than an ISO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called "83(b) election" in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

     Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

                                 VOTE REQUIRED

     Approval of the 2005 Equity Incentive Plan requires the affirmative vote of a majority of the votes of the Common Stock present in person or represented by proxy and entitled to vote. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the 2005 Equity Incentive Plan. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

                 STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in next year's proxy materials must be received by the Secretary of the Company on or before January 2, 2006. Proposals should be addressed to TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Secretary. Stockholders who wish to make a proposal at the 2006 Annual Meeting without regard to whether it will be included in the Company's proxy materials should notify the Company no later than February 28, 2006. If a Stockholder who wishes to present a proposal fails to notify the Company by the due date, the proxies that the Company solicits for the meeting will accord them discretionary authority to vote on the Stockholder's proposal if it is properly brought before the meeting.

       PROCEDURES FOR SUBMITTING DIRECTOR NOMINATIONS AND RECOMMENDATIONS

     Stockholders may nominate candidates for election to the Board of Directors if the proper nomination procedures specified in the Company's By-Laws are followed. All nominations by stockholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of directors will take place; however, if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations will be timely if received not later than 10 days after notice was given or public disclosure was made. A stockholder's notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to be named in the proxy and to serving as a director, and (ii) for the stockholder giving notice, the (x) name and address of such stockholder as they appear on the Company's books, and (y) the class and number of shares of the Company beneficially owned by such stockholder. The Nominating Committee will also consider any stockholder recommendation of a candidate for nomination by the Board if the stockholder submits his or her recommendation in accordance with the foregoing procedures.

         STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS POLICY

     Any stockholder wishing to communicate directly with members of the Board of Directors should do so in writing. All correspondence addressed to the Board as a whole, to its independent directors, to any of its Committees or Committee Chairs, or to individual Board members should be mailed to the following address:

      Board of Directors/Independent Directors/Committee/Director
      c/o Secretary
      TransAct Technologies Incorporated
      7 Laser Lane
      Wallingford, Connecticut 06492

     - You are welcome to communicate anonymously or confidentially.

     - All correspondence addressed to an individual director or Committee Chair, and marked "Confidential", will be collected in the office of the Secretary and forwarded unopened to the individual director.

     - Other correspondence will be opened by the Secretary, reviewed, copied and directed as follows:

      - Concerns regarding the Company's accounting, internal accounting controls or auditing matters will be referred to the members of the Audit Committee.

      - Nominations or recommendations of candidates for election to the Board of Directors will be referred to members of the Nominating Committee.

      - Other correspondence will be copied by the Secretary and forwarded to all of the members of the Board of Directors (or its independent directors, if so addressed) unless the stockholder directs otherwise.

     - A Stockholder may request written acknowledgement of the receipt of his or her correspondence, which will be provided by the Secretary or, in the case of correspondence marked "Confidential", by the individual director or Committee Chair to whom it is addressed.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO: TRANSACT TECHNOLOGIES INCORPORATED, STOCKHOLDER RELATIONS DEPARTMENT, 7 LASER LANE, WALLINGFORD, CONNECTICUT 06492.

                                    GENERAL

     The accompanying proxy will be voted as specified thereon. Unless otherwise specified, proxies will be voted for the directors nominated by the Board of Directors, for ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005, and for the 2005 Equity Incentive Plan. As of the date of this Proxy Statement, the Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy the authority to vote in respect of any such other matter in accordance with the recommendation of the Board of Directors.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows:
TransAct Technologies Incorporated, 7 Laser Lane, Wallingford,

Connecticut 06492, Attention: Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Secretary or other person responsible for tabulating votes on behalf of the Company.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT
RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

May 2, 2005

                                                                         ANNEX A

                       TRANSACT TECHNOLOGIES INCORPORATED
                           2005 EQUITY INCENTIVE PLAN

1.  DEFINED TERMS

     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.  PURPOSE

     The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.  ADMINISTRATION

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.  LIMITS ON AWARDS UNDER THE PLAN

     (A) Number of Shares. A maximum of 600,000 shares of Stock may be delivered in satisfaction of Awards under the Plan, including without limitation upon the exercise of ISOs. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

     (B) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

     (C) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 500,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $750,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.  ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.  RULES APPLICABLE TO AWARDS

     (A) All Awards

     (1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein as determined by the Administrator.

     (2) Term of Plan. No Awards may be made after March 24, 2015, but previously granted Awards may continue beyond that date in accordance with their terms.

     (3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs and, except as the Administrator otherwise expressly provides with respect to other non-transferable Awards requiring exercise may be exercised only by the Participant.

     (4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant's Employment, each Award requiring exercise that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited, except that:

          (A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

          (B) all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death or voluntary resignation from active employment at or after age 55, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or voluntary resignation from active employment at or after age 55 or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this
     Section 6(a)(4), and will thereupon terminate; and

          (C) all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

     (5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

     (6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

     (7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     (8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this
Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2010 until the listed performance measures set forth in the definition of "Performance Criteria" (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

     (B) Awards Requiring Exercise

     (1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

     (2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of Nasdaq.

     (3) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

     (C) Awards not Requiring Exercise

     Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.  EFFECT OF CERTAIN TRANSACTIONS

     (A) Mergers, Etc.

     (1) Change in Control.  In the event of a Change in Control,

          (A) each Award requiring exercise shall become fully exercisable, the restrictions on each outstanding share of Stock shall lapse, and the delivery of shares of Stock deliverable under each outstanding Stock Unit (including Restricted Stock Units and Performance Awards consisting of Stock Units) shall be accelerated and such shares shall be delivered, in each case prior to the Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the vesting or delivery of the shares, as the case may be, to participate as a stockholder in the Change in Control; and

          (B) if the Change in Control is also a Covered Transaction, each Award requiring exercise or providing for the future delivery of Stock, to the extent not previously exercised, surrendered, paid or otherwise terminated, shall terminate upon consummation of the Covered Transaction unless the acquiring entity or an affiliate thereof assumes the Award or provides a new award in substitution therefor.

     (2) Covered Transaction not Constituting a Change in Control. In the event of a Covered Transaction that does not constitute a Change in Control,

          (A) unless assumed (or unless another award is substituted) in the Covered Transaction, each Award requiring exercise shall become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Stock Unit (including Restricted Stock Units and Performance Awards consisting of Stock Units) shall be accelerated and such shares shall be delivered, in each case prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award, to participate as a stockholder in the Covered Transaction; provided, that the Administrator may require that any stock or other property delivered upon the exercise, surrender or satisfaction of an Award accelerated under this
     Section 7(2)(B) be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to reflect any performance or other vesting provisions to which the Award was subject or otherwise to carry out the intent of the Plan;

          (B) each Award (other than outstanding shares of Restricted Stock, which shall be treated in the same manner as other shares of Stock, subject to Section 7(2)(C) below), to the extent not previously exercised, surrendered, paid or otherwise terminated, shall terminate immediately upon consummation of the Covered Transaction; and

          (C) in the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to reflect any performance or other vesting provisions to which the Award was subject or otherwise to carry out the intent of the Plan.

     (B) Change in and Distributions with Respect to Stock

     (1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

     (2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in

Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable.

     (3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.  LEGAL CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.  AMENDMENT AND TERMINATION

     The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.  OTHER COMPENSATION ARRANGEMENTS

     The existence of the Plan or the grant of any Award will not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.  WAIVER OF JURY TRIAL

     By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

                                   EXHIBIT A

                              DEFINITION OF TERMS

     The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

          "ADMINISTRATOR": The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law;
     (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

          "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

          "AWARD":  Any or a combination of the following:

             (i) Stock Options.

             (ii) SARs.

             (iii) Restricted Stock.

             (iv) Unrestricted Stock.

             (v) Stock Units, including Restricted Stock Units.

             (vi) Performance Awards.

             (vii) Cash Awards.

             (viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

     "BOARD":  The Board of Directors of the Company.

     "CASH AWARD":  An Award denominated in cash.

     "CHANGE IN CONTROL": Any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company's assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power" means ordinary voting power for the election of directors of the Company.

     "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "COMPENSATION COMMITTEE": The Compensation and Corporate Governance Committee of the Board.

     "COMPANY":  TransAct Technologies Incorporated.

     "COVERED TRANSACTION": Any of (i) a reorganization, merger, consolidation or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

     "EMPLOYEE":  Any person who is employed by the Company or an Affiliate.

     "EMPLOYMENT": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

     "PARTICIPANT":  A person who is granted an Award under the Plan.

     "PERFORMANCE AWARD": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

     "PERFORMANCE CRITERIA": Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

     "PLAN": The TransAct Technologies Incorporated 2005 Equity Incentive Plan as from time to time amended and in effect.

     "RESTRICTED STOCK": An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

     "RESTRICTED STOCK UNIT": A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

     "SECTION 162(M)":  Section 162(m) of the Code.

     "SAR": A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant."STOCK": Common Stock of the Company, par value $0.01 per share.

     "STOCK UNIT": An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

     "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

     "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the terms of the Award.

                       TRANSACT TECHNOLOGIES INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 25, 2005

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       TRANSACT TECHNOLOGIES INCORPORATED

The undersigned stockholder of TransAct Technologies Incorporated (the "Company") does hereby nominate, constitute and appoint Bart C. Shuldman and Steven A. DeMartino, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on March 28, 2005, at the Annual Meeting of its stockholders to be held at the Four Points by Sheraton Hotel, 275 Research Parkway, Meriden, CT 06450 on May 25, 2005 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

                       PLEASE SIGN, DATE AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                      ANNUAL MEETING OF STOCKHOLDERS OF
                      TRANSACT TECHNOLOGIES INCORPORATED

                                 MAY 25, 2005

[X] Please mark your
votes in blue or black ink
as shown here.

                                                 FOR       ABSTAIN

1.    ELECTION OF                               [   ]       [   ]        Nominee:       Thomas R. Schwarz
      DIRECTORS

                                                 FOR       ABSTAIN

                                                [   ]       [   ]        Nominee:       Bart C. Shuldman


                                                 FOR       ABSTAIN       AGAINST

2.    RATIFICATION OF INDEPENDENT               [   ]       [   ]         [   ]
      REGISTERED PUBLIC
      ACCOUNTING FIRM

                                                 FOR         ABSTAIN      AGAINST

3.    APPROVAL OF 2005 EQUITY
      INCENTIVE PLAN                            [   ]       [   ]         [   ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3. THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

SIGNATURE                                    DATE                         , 2005
         ----------------------------------      ---------------------

SIGNATURE                                    DATE                         , 2005
         ----------------------------------      ---------------------
             (SIGNATURE IF HELD JOINTLY)

           NOTE: Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign the full corporate name by president or other authorized officer. If signing on behalf of a partnership, please sign the partnership name by authorized person.